Exhibit 10.8.1


                First Amendment to Joint Venture Agreement between
                     the Company and BASF Aktiengescellschaft


                             FIRST AMENDMENT TO
                           JOINT VENTURE AGREEMENT

between

LYNX Therapeutics, Inc., 3832 Bay Center Place, Hayward, California, 94545, USA (hereinafter referred to as "LYNX")

and

BASF Aktiengesellschaft, 67056 Ludwigshafen, Federal Republic of Germany (hereinafter referred to as "BASF")


WHEREAS, LYNX and BASF are parties to that certain Joint Venture Agreement dated October 23, 1996 (the "Agreement"), pursuant to which LYNX and BASF agreed to establish and operate, through German subsidiaries, a Joint Venture Company (the "JVC") in Germany to exploit certain complementary assets for the purpose of evaluating the applicability of dynamic gene expression analyses for the toxico-pharmacology of chemicals, for discovering novel drug targets and drugs for unmet medical needs, and the development of production strains of microorganisms for fermentations; and

WHEREAS, LYNX and BASF are interested in amending the terms of the Agreement to expand the objectives of such Joint Venture Company, and to provide certain additional funding and technology to the JVC;

NOW, THEREFORE, LYNX and BASF hereby agree that the terms of the Agreement are amended as follows:

1. Article 2.2 of the Agreement is deleted and replaced in its entirety with the following:

        "2.2 Object

        The JVC will apply collaboratively the technologies and knowledge made available primarily by the Holding Companies for characterizing the dynamics of gene expression and gene product (protein) activities starting with, but not limited to:

(a)     [.***.]* the [.***.] of the [.***.] approach to [.***.], and

(b) [.***.]* for [.***.] associated with the [.***.], such as but not limited to [.***.]; and

(c)     [.***.].

       In [.***.] set forth in subsections (a)-(c) above, the JVC shall [.***.] from [.***.] to the JVC and its potential customers with [.***.] and [.***.] for the [.***.] of the [.***.] by the JVC."

2. BASF`s subsidiary BASF Biotechnologies Beteiligungs- und Verwertungsgesell-schaft mbH shall increase its funding commitment according to Article 5 of the Agreement (as further described in Article 3 of the Technology License and Development Agreement dated January 1, 1997) by the sum of [.***.], to enable the JVC, inter alia, to purchase certain assets from LYNX as provided in Section 3 of this Amendment and to conduct expanded work based on the expansion of its objectives as provided in Section 1 above.

3. LYNX hereby agrees to sell and assign to the JVC, and upon payment of [.***.] by the JVC, certain assets of LYNX described in Appendix
A attached hereto relating to LYNX`s neurological disorders program, pursuant to an asset purchase agreement to be entered into by LYNX and the JVC.

4. Article 1.5 of the Agreement is modified to change [.***.] to [.***.].

5.      Article 5.7 of the Agreement is hereby deleted.

IN WITNESS WHEREOF, LYNX and BASF have executed this Amendment as of October 23, 1998.


LYNX THERAPEUTICS, INC.       BASF AKTIENGESELLSCHAFT


\s\ Sam Eletr, Ph.D.         \s\ Joachim Scholz   \s\ Dr.  Werner Kusters
---------------------       -------------------- -------------------------

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* Confidential Treatment Request

                             Exhibit A

1.   Information

1.1    [.***.].

1.2    [.***.].

1.3    [.***.].

1.4    [.***.].


2.    Materials

2.1    [.***.].

2.2 Electronic and physical files containing the information described under points #1.1 through 1.4.


3.    License opportunities

      [.***.].


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* Confidential Treatment Request